Exhibit (c)(7)

Information contained herein, marked with [**], has been omitted pursuant to a request for confidential treatment. A complete copy of this document has been supplied to the Securities and Exchange Commission under separate cover. INVESTMENT BANKING I DIVISION ‘WLINCOLN INTERNATIO NAL Project Padlock Kick-Off Materials Goldman Sachs & Co. LLC Strictly Private and Confidential December 2021

Today’s Agenda INVESTMENT BANKING I DIVISION ‘WLINCOLN INTERNATIO NAL 8 Process Overview and Timeline 8 Detail on Preparation of Key Process Materials 8 Preliminary Buyer Universe

e summary Process Overview INVESTMENT BANKING I DIVISION ‘WLINCOLN INTERNATIO NAL • Optionalitv: Evaluating multiple options concurrently to increase probability of a desirable outcome • Speed: Limit management distraction and gain strategic clarity as soon as possible • Confidentiality: Prevent leaks that could be potentially damaging to share price and commercial efforts • Efficiency: Efficient with management’s time • Reach out to a pre-selected group of potentially interested parties for WholeCo, International Distribution or parts of the Company • Provide limited, prepared private information under NDA before initial indications of value • Solicit initial indications of value for WholeCo as well as International Distribution • Structuring of the final process phase depends on nature and quality of initial indications of value • Preparation phase: -4-5 weeks • Phase 1: -4-6 weeks from initial outreach to indication of value • Phase II: -4-6 weeks is quickest to get to a definitive result, but will depend on Phase I feedback

Goldman Sachs

LINCOLN INTERNATIONAL

INVESTMENT BANKING DIVISION

1 Illustrative Timeline

	December			January					February				March				April		
Date	13	20	27	3	10	17	24	31	7	14	21	28	7	14	21	28	4	11	**Estimated 4Q 2021 Earnings Release** *Feb 24th*
Week	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	

Preparation → Execution

Due Diligence / Preparation
(~6 weeks)

- GS / Lincoln / Company to draft management presentation and refine detailed financial model
- Prepare clearly broken out detail on International Distribution
- Finalize list of potential partners and script / messaging / NDA with Management
- GS / Lincoln to reach out with script to potential buyers (no teaser required for public company)

Phase I
(~6 weeks)

- Select group of parties to enter into NDA and receive management presentation and financial model
- Allow for proposals for the WholeCo, International Distribution only, or other segments

★ **Indication of Value & Decision Point on Structure of Phase II**

Phase II and Final Negotiations
(4-6 weeks - WholeCo)

- Additional management access
- Access to full legal data room
- Distribute contract for review by buyers and their counsel
- Negotiate contract during the round to be able to sign with final offer
- Length of round depends on proposals received and buyer
- Could be accelerated if deemed appropriate to drive value

★ **Final Offer & Public Announcement**

Potential for illustrative timeline to be extended depending on pathway pursued

3

Goldman Sachs

INVESTMENT BANKING DIVISION

LINCOLN INTERNATIONAL

1 Detailed Workstream Overview

Dec 2021

S	M	T	W	T	F	S
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29	30	31	18

Jan 2022

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30	31					

Feb 2022

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28					

Mar 2022

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

Apr 2022

S	M	T	W	T	F	S
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30

Guiding Principles:

- *Capitalize on current market fundamentals*
- *Solicit interest from buyers that have actively demonstrated knowledge and expertise of the sector and with Covetrus*
- *Clear criteria for process participation (timing, value expectations and diligence approach)*
- *Utilize competitive tension and momentum to accelerate process*

Phase	Item(s)	Timing
Preparation / Outreach **Week of Dec 6 – Week of Jan 17**	Prepare outreach script	*Today – Jan 21*
	Prepare Financial Model	*Today – Jan 21*
	Initiate QoE	*Today – Jan 21*
	Draft Management Discussion Materials	*Today – Jan 21*
	Prepare Initial Data Room	*Today – Feb 7*
	Finalize Buyer List	*Jan 10 – Jan 14*
	Commence Buyer Outreach with Script and Ta king Points	*Jan 10 – Jan 21*
	Negotiate NDAs	*Jan 10 – Jan 21*
Phase I **Week of Jan 24 – Week of Feb 28**	Management Discussions	*Jan 24 – Feb 4*
	Distribute Financial Model and Marketing Materials (After NDA Execution)	*Jan 24 – Feb 4*
	Follow Up Discussion As Needed	*Week of Feb 7 - Feb 21*
	Solicit Initial Indications of Interest	*Week of Feb 28*
	Finalize Transaction Perimeter	*Week of Feb 28*
	Finalize Parties to Move on to Next Round	*Week of Feb 28*
Phase II **Week of Mar 7 – Week of Mar 28**	Launch Full Data Room	*Week of Mar 7*
	Distribute Purchase and Sale Agreements	*Week of Mar 14*
	Detailed Diligence including Management Calls	*Week of Mar 14*
	Share QoE	*Week of Mar 21*
	Solicit Written Indications and Contract Markups with Financing Confirmations	*Week of Mar 28*
Final Negotiations, Signing, and Announcement **Week of Apr 4 – Week of Apr 11**	Review Bids, Final Negotiations and Select Final Buyer	*Week of Apr 4*
	Announce and Communicate Transaction Internally, and Externally	*Week of Apr 11*

Proposed timeline subject to diligence and ability to address diligence questions
Potential for longer process should the carve out pathway be pursued

Today | Market Holiday

4

Goldman Sachs
LINCOLN INTERNATIONAL
INVESTMENT BANKING DIVISION

2 Preparation Phase Work Stream Overview

Preparation Phase Work Stream

Work Stream	Key Action Points			Responsibility
Project Management & Organization	■ Project management ■ Timetable	■ Working group list ■ Organizational aspects	■ Dataroom management	GS, Lincoln
Business Plan / Valuation	■ Full-potential plan (including segment detail)	■ KPIs	■ Potential upsides	CVET, GS, Lincoln, Accountants
Marketing Materials	■ Management presentation	■ Positioning	■ Market analysis / growth vectors	GS, Lincoln, CVET
External Financial Model	■ Management LRP	■ Segment level detail (allocations, cash flows, etc.)		CVET, GS, Lincoln
Financial Reporting	■ Historical financials ■ Financial reporting deadlines	■ Segment reporting	■ Standalone costs ■ Public company costs	Accountants, CVET
Communication	■ Bidder communication guidelines ■ Leak strategy	■ Employee communications	■ Press releases	GS, Lincoln, CVET, PR Advisor

5

8 Preliminary Universe of Potentially Interested INVESTMENT BANKING I DIVISION Parties ‘WLINCOLN INTERNATIO NAL US Focused (Who/eGo only) International Focused (WholeCo I Distribution only) • Large fund to speak for equity • Historical interest in Company • Sector expertise Complementary Fit 1 Technology-focused only. Information contained herein, marked with [**], has been omitted pursuant to a request for confidential treatment. A complete copy of this document has been supplied to the Securities and Exchange Commission under separate cover.

INVESTMENT BANKING I DIVISION ‘WLINCOLN INTERNATIO NAL • Working Group List

Working Group List INVESTMENT BANKING I DIVISION Covetrus ‘WLINCOLN INTERNATIO NAL Company/ Address Business Phone Covetrus Tel: 7 Custom House Street Portland, ME 04101 Management Team Ben Wolin Mob: President & Chief Executive Officer Email: Matthew Foulston Mob: Chief Financial Officer Email: Brian McDonald Mob: Vice President, Global Financial Planning & Analysis Email: sl Information contained herein, marked with [**], has been omitted pursuant to a request for confidential treatment. A complete copy of this document has been supplied to the Securities and Exchange Commission under separate cover.

Working Group List INVESTMENT BANKING I DIVISION Goldman Sachs ( 1/2) ‘WLINCOLN INTERNATIO NAL Company/Address Business Phone Goldman Sachs Tel: 200 West Street New York, New York 10282 Healthcare Investment Banking Peter van der Goes Tel: Managing Director, Head of Healthcare M&A Mob: Email: Assistant: Michelle Jones-Freeman Tel: Email: Craig Smart Tel: Managing Director Mob: Email: Assistant: Anthony LoBasso Tel: Email: Naomi Leslie Tel: Managing Director Mob: Email: Assistant: Lee Zigner Tel: Email: Philipp Hacker Tel: Vice President Mob: Email: Assistant: Fern Efran Tel: Email: ArialInformation contained herein, marked with [**], has been omitted pursuant to a request for confidential treatment. A complete copy of this document has been supplied to the Securities and Exchange Commission under separate cover.

Working Group List INVESTMENT BANKING I DIVISION Goldman Sachs (2/2) ‘WLINCOLN INTERNATIO NAL Company/Address Business Phone Goldman Sachs Tel: 200 West Street New York, New York 10282 Healthcare Investment Banking (Cont.) Jeffrey Fedder Tel: Vice President Mob: Email: Assistant: Regina West Tel: Email: Deshawn Lewis Tel: Associate Mob: Email: Assistant: Nicholas Frodella Tel: Email: Rashaad Robinson Tel: Associate Mob: Email: Assistant: Kim Burroughs Tel: Email: Jake Larson Tel: Analyst Mob: Email: Assistant: Kim Burroughs Tel: Email: Information contained herein, marked with [**], has been omitted pursuant to a request for confidential treatment. A complete copy of this document has been supplied to the Securities and Exchange Commission under separate cover.

Working Group List INVESTMENT BANKING I DIVISION Lincoln International ‘WLINCOLN INTERNATIO NAL Company/ Address Business Phone Lincoln International LLC Tel: ~ 1 0 North Wacker Drive Chicago, IL 60606 Healthcare Investment Banking Roddy O’Neill Email: Managing Director, Head of Healthcare Mob: Email: Assistant: JaNene Carter Emily Wildes Mob: Managing Director Email: Zhao Hu Mob: Vice President Email: Bryan Samimi Mob: Associate Email: Information contained herein, marked with [**], has been omitted pursuant to a request for confidential treatment. A complete copy of this document has been supplied to the Securities and Exchange Commission under separate cover.

Working Group List INVESTMENT BANKING I DIVISION Kirkland & Ellis ‘WLINCOLN INTERNATIO NAL Company/ Address Business Phone Kirkland & Ellis Tel: 601 Lexington Avenue New York, NY 10022 Corporate David Feirstein Tel: Partner Mob: Email: Marshall Shaffer Tel: Partner Email: Information contained herein, marked with [**], has been omitted pursuant to a request for confidential treatment. A complete copy of this document has been supplied to the Securities and Exchange Commission under separate cover.

Project Padlock INVESTMENT BANKING I DIVISION Email Distribution List ‘WLINCOLN INTERNATIO NAL Emails Covetrus Goldman Sachs Lincoln International Kirkland & Ellis Information contained herein, marked with [**], has been omitted pursuant to a request for confidential treatment. A complete copy of this document has been supplied to the Securities and Exchange Commission under separate cover.

Disclaimer INVESTMENT BANKING I DIVISION ‘WLINCOLN INTERNATIO NAL These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Board of Directors (the “Board”) and senior management of Covetrus (the “Company”) in connection with their consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. 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